Exhibit 10.1

SECURED PROMISSORY NOTE

USD$5,850,000,	July 1 , 2022

FOR VALUE RECEIVED, CF Bliss LLC, an Oregon limited liability company, having its principal office at 13315 NE Airport Way, Suite 700, Portland, Oregon 97230, or its permitted assigns ("Borrower"), hereby unconditionally promises to pay to the order of High Street Capital Partners, LLC, a Delaware limited liability company (and assignee of HSCP Oregon, LLC, an Oregon limited liability company, 22nd and Burn Inc, an Oregon corporation, East 11th Incorporated, an Oregon corporation, and The Firestation 23 Inc, an Oregon corporation), having an office at 366 Madison Avenue, 11th Floor, New York, NY 10017, or its assigns ("Lender"), the principal sum of FIVE MILLION EIGHT HUNDRED AND FIFTY THOUSAND AND 00/100 DOLLARS ($5,850,000) (the "Loan Amount") at Lender's office, or at such other place as Lender may from time to time designate in writing, in lawful money of the United States, together with all accrued interest thereon as provided in this Secured Promissory Note (this "Note"). This Note is being executed and delivered in connection with that certain Asset Purchase Agreement dated as of September 16, 2021 as amended by that certain Asset Purchase Agreement Amendment, dated as of June 13, 2022, between Borrower, Lender and the other Seller Parties (as defined therein) (as such agreement may from time to time hereafter be amended, the “ Purchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

This Note is the “Promissory Note” referred to in the Purchase Agreement, to be delivered to Lender at the Closing, and is subject to the provisions of the Purchase Agreement.

1.	Payments; Interest Rate. Borrower shall make payments as follows:

1.1                Quarterly Interest-Only Payments. For entire term of this Note, the outstanding Loan Amount shall accrue interest at a rate per annum equal to twelve percent (12%) (together the "Interest Rate”). Borrower will make quarterly payments of interest in arrears on the first day of each calendar quarter commencing on January 1, 2023 and continuing on the first day of each calendar quarter thereafter. If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Lender’s office indicated above is located, such payment shall be made on the next succeeding Business Day

1.2              Balloon Payments. Borrower shall make the following balloon payments to Lender at the end of each calendar year:

1.2.1        Year 1. At the end of Year 1 (January 1, 2024), Borrower shall pay $1,000,000 toward the outstanding balance of the Loan Amount, if any;

1.2.2        Year 2. At the end of Year 2 (January 1, 2025), Borrower shall pay $1,000,000 toward the outstanding balance of the Loan Amount, if any; and

1.2.3        Year 3. At the end of Year 3 (January 1, 2026), Borrower shall pay all amounts owed to Lender under this Note, if any.

2.                  Acceleration. In the event that the cannabis retail stores acquired from the Seller Parties have positive operating income after tax (“Excess Income”), Borrower agrees to pay twenty-five percent (25%) of said Excess Income toward the principal of this Note. Borrower shall make estimated quarterly Excess Income payments to Lender that are reconciled at the end of each calendar year by Borrower and Lender. Following the Closing (as defined under the Purchase Agreement), and so long as any amount remains outstanding under this Note, Borrower shall provide Lender with quarterly financials broken out by store in a format that allows Borrower to review whether there has been any Excess Income from the previous quarter.

3.                  Borrower Raises. Borrower agrees that, in the event Borrower initiates one or more capital raises during a calendar year, either through equity or debt (a “Capital Raise”), Borrower shall provide Lender with seven days’ prior written notice before each Capital Raise closes and shall make principal repayments to the Lender using such the funds from a Capital Raise to this Note as follows:

3.1	$0-5 million raised in the aggregate during a calendar year: Borrower shall not be required to apply any funds raised to this Note.

3.2	$5-20 million raised in the aggregate during a calendar year: Borrower shall apply ten percent (10%) of all funds raised to this Note, or until the amount outstanding under this Note is paid in full.

3.3	Over $20 million raised in the aggregate during a calendar year: Borrower shall apply twenty percent (20%) of all funds raised to this Note, or until the amount outstanding under this Note is paid in full.

4.                  Optional Prepayments. Borrower may at any time and from time to time prepay the Loan Amount, in whole or in part, without premium or penalty, upon irrevocable notice delivered to Lender no later than 11:00 AM at least three (3) Business Days prior thereto, which notice shall specify the date and amount of such prepayment. If any notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with the accrued interest to such date on the amount prepaid. Excess payments or prepayments will not be credited as future scheduled payments required by this Note.

5.                  Change in Control. The Parties acknowledge and agree that, should Borrower, or Chalice Brands Ltd., as the parent company of the Borrower (collectively for purposes of this Section 5, the “Borrower Entities”), experience a “Change in Control” (as defined below), Lender shall have the right to immediately accelerate this Note to be due and payable in full upon the closing of such Change in Control. For purposes of this Agreement, “Change in Control” shall mean the occurrence of any of the following events: (i) an acquisition of one of the Borrower Entities by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of one of the Borrower Entities)(collectively, a  “Merger”), and the relevant Borrower Entity’s equity holders with voting securities in such Borrower Entity immediately prior to such Merger will, immediately after such Merger, hold less than fifty percent (50%) of the voting securities of the surviving entity, or (ii) a sale of all or substantially all of the assets of one of the Borrower Entities. For purposes of this Section 5, it shall not be considered a Change in Control for either and/or both of the Borrower Entities to be acquired and/or merged with subsidiaries and/or affiliates of the Borrower Entities solely as a part of a corporate reorganization.

6.                  Application of Payment. All payments made hereunder shall be applied first, to accrued interest at the Interest Rate set for in Section 1.1, as applicable; and second, to the payment of the principal amount outstanding under the Note. However, after an Event of Default, all payments made hereunder may be applied by Lender in such order, priority and in such proportion as Lender shall elect in its sole discretion. No amount repaid hereunder may be re-borrowed.

7.                  Late Fee. If any amount payable under this Note is not paid when due, the overdue amount shall bear interest at the Interest Rate plus two percent (2%) (the "Late Fee") from the date payment was due until such delinquent payment is paid in full. If the Late Fee is triggered as a result of an Event of Default and Borrower subsequently cures the Event of Default, then all amounts owing hereunder will resume bearing interest at the Interest Rate, on the date the Event of Default is cured. This provision shall not imply that Borrower may cure any default or Event of Default or reinstate the loan after an Event of Default other than as expressly permitted under the terms of this Note, nor shall this provision imply that Borrower has a right to delay or extend the dates upon which payments are due under this Note or any Loan Document. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender's actual damages resulting from any late payment or default, and such Late Fee is a reasonable estimate of those damages and does not constitute a penalty. The remedies of Lender in this Note or in the Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively, or together in Lender's discretion.

8.                  Savings Clause. The agreements made by Borrower with respect to this Note are expressly limited so that in no event shall the amount of interest received, charged, or contracted for by Lender exceed the highest lawful amount of interest permissible under the laws applicable to the loan. If at any time performance of any provision of this Note results in the highest lawful rate of interest permissible under applicable laws being exceeded, then the amount of interest received, charged, or contracted for by Lender shall automatically and without further action by any party be deemed to have been reduced to the highest lawful amount of interest then permissible under applicable laws. If Lender shall ever receive, charge, or contract for, as interest, an amount which is unlawful, at Lender's election, the amount of unlawful interest shall be refunded to Borrower (if actually paid) or applied to reduce the then unpaid Loan Amount.

9.                  Events of Default. The occurrence of any of the following events shall constitute an event of default (an "Event of Default") under this Note:

9.1              Failure to Pay. Borrower fails to make any payment required by this Note when due, and such failure continues for ten (10) Business Days after the date when due.

9.2               Default Under Security Agreements. Borrower or Guarantor (as defined below) fails to perform any other material obligation or covenant set forth in this Note or the Security Agreements (as defined below) and shall fail to cure such default within fifteen (15) days after Lender shall have notified Borrower or Guarantor (as applicable) in writing of the specific obligation or covenant as to which such failure has occurred.

9.3               Representations and Warranties. If any material representation, warranty, statement or certificate made or furnished to Borrower in connection with this Note, the Purchase Agreement, or any other document, agreement or instrument furnished to Lender by Borrower shall be materially false, incorrect, or incomplete, when made or furnished.

9.4               Validity and Enforceability. Borrower contests the validity or enforceability of this Note or denies that such Borrower has any further liability or obligation hereunder.

9.5               Insolvency. Borrower or Guarantor shall make an assignment for the benefit of creditors or a composition with creditors, admit in writing Borrower’s or Guarantor’s inabilityto pay debts when due, or commence any proceeding relating to his under any bankruptcy, insolvency, reorganization, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction; or there shall be commenced against Borrower or Guarantor anysuch proceeding which is not dismissed or stayed within 90 days.

10.              Remedies. Upon the occurrence of an Event of Default and at any time thereafter, Lender may at its option: (a) declare the entire principal amount of this Note, together with all accrued interest thereon, immediately due and payable; and (b) exercise any or all of its rights, powers, or remedies under the Security Agreements or applicable law or available in equity; provided, however, that if an Event of Default described in Section 8.5 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable automatically and without any notice, declaration, or other act on the part of Lender. The remedies of Lender, as provided in this Note and the Security Agreements, and applicable law, shall be cumulative and concurrent and may be pursued singly, successively, or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

11.              Secured by Security Agreement and Parent Guaranty. This Note is secured by a  Security Agreement of even date herewith in favor of Lender, as beneficiary, and by a Guaranty Agreement of even date herewith issued by Greenpoint Holdings Delaware, Inc. (“Guarantor”) in favor of Lender, as beneficiary (together the "Security Agreements"). Lender will be entitled to the benefits of the security provided by the Security Agreements and will have the right to enforce the covenants and agreements therein. The covenants, conditions, and agreements contained in the Security Agreements are made part of this instrument. The Security Agreements, together with this Note of even date herewith among Borrower and Lender and any other documents to or of which Lender is a party or beneficiary now or hereafter evidencing, securing, guarantying, modifying, or otherwise relating to the Secured Indebtedness evidenced hereby, are herein referred to collectively as the "Loan Documents." The obligations of Borrower under this Note are subject to the terms and conditions of the Security Agreements and any other Loan Documents.

12.              No Waiver. No failure to exercise and no delay in exercising on the part of Lender, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. No waiver by Lender of any of its rights or of any such breach, default, or failure of condition shall be effective, unless the waiver is expressly stated in a writing signed by Lender.

13.              Notices. All notices which Lender or Borrower may be required or permitted to give hereunder shall be made in the same manner as set forth in Section 9.02 of the Purchase Agreement.

14.              Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract, equity, tort, or otherwise) based upon, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of Oregon without giving effect to its principles of choice of law or conflicts of law.

15.              Jurisdiction and Venue.

15.1          Borrower hereby irrevocably and unconditionally: (a) agrees that any legal action, suit, or proceeding arising out of or relating to this Note may be brought in the courts of the State of Oregon sitting in Multnomah County, and of the United States District Court, District of Oregon; and (b) submits to the jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against Borrower in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

15.2          Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 14.1 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

16.              Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE, THE LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, EQUITY, TORT, OR ANY OTHER THEORY. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN BY BORROWER, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

17.              Miscellaneous.

17.1          Time of Essence. Time shall be of the essence with respect to all of Borrower's obligations under this Note.

17.2           Integration. This Note and the documents described herein constitute the entire understanding of Borrower and Lender with respect to the matters discussed herein, and supersede all prior and contemporaneous discussions, agreements, and representations, whether oral or written. This Note may only be modified in a writing signed by Lender, or its loan servicing agent, and Borrower.

17.3          Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

17.4          Successors and Assigns. This Note may be assigned or transferred, in whole or in part, by Lender to any person at any time without notice to or the consent of Borrower. Borrower may not assign or transfer this Note or any of its rights hereunder to any other entity not a subsidiary and wholly owned by Guarantor without the prior written consent of Lender. This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted assigns.

[Signature page follows]

IN WITNESS WHEREOF, Borrower has executed this Note as of the date set forth on the first page hereof.

BORROWER:

CF BLISS LLC

By: Greenpoint Holdings Delaware Inc.
Its: Member

By:	/s/ Jeffrey Yapp
Name:	Jeffrey Yapp
Title:	CEO